UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2012 (March 13, 2012)

NORANDA ALUMINUM HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34741	20-8908550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 771-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

On March 19, 2012, Noranda Aluminum Holding Corporation completed a secondary offering of 10,000,000 shares of common stock (the “Shares”) by investment funds affiliated with or managed by Apollo Global Management, LLC (collectively, “Apollo”) (the “Offering”). The Company will not receive any of the proceeds from the Offering.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-172640), filed with the Securities and Exchange Commission on March 7, 2011, and related prospectus and prospectus supplement, filed on March 7, 2011 and March 15, 2012, respectively.

In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and UBS Securities LLC as underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, Apollo agreed to sell the Shares to the Underwriter, and the Underwriter agreed to purchase the Shares for resale to the public. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

As a result of the Offering, Apollo’s ownership of the Company’s common stock fell below 50%. As a result, the Company has ceased to be a “controlled company” within the rules of the New York Stock Exchange (the “NYSE”). For the purposes of complying with NYSE rules upon the loss of “controlled company” status, as of the closing of the Offering, the Board of Directors of the Company (the “Board”) appointed to the Compensation Committee Mr. Robert Kasdin and Mr. Alan H. Schumacher, who have each been previously determined by the Board to be “independent” under the rules of the NYSE, with Mr. Kasdin to serve as chairperson of the committee. Mr. Matthew Nord simultaneously resigned as a member of the Compensation Committee. The Board also appointed Mr. Thomas R. Miklich, who has been previously determined by the Board to be “independent” under the rules of the NYSE, and Mr. Kasdin as members of the Nominating and Governance Committee, with Mr. Kasdin to serve as chairperson of the committee. Mr. Eric L. Press simultaneously resigned as a member of the Nominating and Governance Committee.

Item 9.01—Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 13, 2012, among Noranda Aluminum Holding Corporation, Apollo Investment Fund VI, L.P., Noranda Holdings, L.P. and UBS Securities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: March 19, 2012	By:	/s/ Gail E. Lehman
Gail E. Lehman
General Counsel